EXHIBIT 23.1
                        ____________

            Consent of Beard Miller Company LLP
                   Independent Auditors




Regarding:


Registration Statements, File No. 33-80093, 333-80739, No. 333-
27837 and 333-107326


     We consent to the incorporation by reference in the above listed Registration Statements of our report dated January 25, 2006, relating to the consolidated financial statements of Union National Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005.



                         /s/ BEARD MILLER COMPANY LLP


Harrisburg, Pennsylvania
March 31, 2006



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